Exhibit 99.1

La-Z-Boy Incorporated Appoints Stitch Fix CEO Matt Baer to Board of Directors

MONROE, Mich., September 16, 2024 – La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today announced that Matt Baer has been named to the company’s Board of Directors, effective January 1, 2025. The appointment will expand the Board to 11 members.

Mr. Baer is a seasoned and customer-centric executive who brings extensive retail leadership experience across a variety of disciplines to the Board. He currently serves as Chief Executive Officer of Stitch Fix (NASDAQ: SFIX), the leading online personal styling service, where he is driving a transformation effort. Mr. Baer joined Stitch Fix from Macy’s, where he served as the Chief Customer and Digital Officer. Previously, Mr. Baer was Vice President of eCommerce at Walmart.com, where he played a key role in the transformation and scale of Walmart’s digital business.

“Matt is a highly respected retail leader with demonstrable career success in leading transformations and driving innovation in the retail space. It is this leadership, combined with his experience in growing the digital businesses at Macy’s and Walmart, that make him an excellent addition, and we are pleased to welcome him to our Board,” said Melinda Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated.

Whittington continued, “He will undoubtedly have a notable impact as we continue to execute our Century Vision growth strategy, which will position La-Z-Boy Incorporated for the next 100 years.”

Michael Lawton, Chair of the Board, said, “Matt’s appointment demonstrates our ongoing commitment to bring fresh perspectives to the La-Z-Boy Incorporated Board during a transformative time for the company. Our Board and executive leadership team look forward to working with him and benefiting from the insights he will bring.”

Mr. Baer holds a Bachelor of Business Administration from the Stephen M. Ross School of Business at the University of Michigan and a Juris Doctor from Cardozo School of Law at Yeshiva University.

A full listing of the La-Z-Boy Incorporated Board of Directors can be found at: https://lazboy.gcs-web.com/corporate-governance/board-of-directors.

Media Contact:
Cara Klaer, Corporate Communications: (734) 598-0652; Cara.Klaer@la-z-boy.com
Mark Becks, Investor Relations: (734) 457-9538; Mark.Becks@la-z-boy.com

About La-Z-Boy

La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world – a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of about 190 company-owned La-Z-Boy Furniture Galleries® stores, and is part of a broader network of over 350 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 12 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for its Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2024 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.